Exhibit 10.6

FISCAL 2011/2012 ANNUAL INCENTIVE BONUS PLAN SUMMARY

The Company’s three named executive officers are: Peter L. Vosotas, Chairman of the Board, President and Chief Executive Officer; Ralph T. Finkenbrink, Senior Vice President, Chief Financial Officer and Secretary; and Douglas W. Marohn, Senior Vice President—Branch Operations. The Company has in place an annual incentive bonus program for each of these named executive officers. Set forth below is a summary of the principal terms of such programs for the fiscal year ended March 31, 2011 (“Fiscal 2011”) and the fiscal year ending March 31, 2012 (“Fiscal 2012”):

Fiscal 2011

Cash Bonuses. In addition to his annual base salary, each named executive officer is entitled to receive cash bonuses for Fiscal 20121 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to each of the named executive officers based upon the Company meeting or exceeding the indicated growth targets:

Revenue Growth Target (% Increase Over Fiscal 2010)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink	Cash Bonus Payable to Mr. Marohn

5%	$15,000	$10,000	$15,000
10% or above	$30,000	$20,000	$30,000

*	A prorated cash bonus is payable to each named executive officer in the event revenue growth falls between the 5% and 10% targets.

Operating Income Growth Target (% Increase Over Fiscal 2010)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink	Cash Bonus Payable to Mr. Marohn

10%	$15,000	$5,000	$10,000
20% or above	$30,000	$20,000	$20,000

*	A prorated cash bonus is payable to each named executive officer in the event operating income falls between the 10% and 20% targets.

In addition to the foregoing, Mr. Vosotas is entitled to a cash bonus in the event the average closing price of the Company’s Common Stock for the five trading days immediately preceding March 31, 2011 exceeds the average closing price for the five trading days immediately preceding April 1, 2010. The table below summarizes the cash bonus payable to Mr. Vosotas based upon an increase in the Company’s stock price over the period indicated:

% Increase in Average Closing Price*	Cash Bonus Payable

25%	$50,000
50%	$75,000
75% or above	$100,000

*	A prorated cash bonus is payable to Mr. Vosotas in the event the increase in the Company’s average closing stock price for the period indicated falls between 25% and 75%.

Equity Awards. Each of the Company’s named executive officers also received the following equity awards under the Company’s Equity Incentive Plan as part of the Fiscal 2011 incentive bonus program: (i) on April 15, 2010, Mr. Vosotas was awarded 25,000 shares of restricted stock, which shares will vest on March 31, 2012; (ii) on April 15, 2010, Mr. Finkenbrink was awarded 15,000 shares of restricted stock, which shares will vest on March 31, 2013; and (iii) on April 1, 2010, Mr. Marohn was awarded 8,000 shares of restricted stock, which shares will vest on March 31, 2013.

Fiscal 2012

Cash Bonuses. In addition to his annual base salary, each named executive officer is entitled to receive cash bonuses for Fiscal 2012 based upon the Company’s revenues and operating income exceeding certain target percentages. The tables below summarize the cash bonuses payable to each of the named executive officers based upon the Company meeting or exceeding the indicated growth targets:

Revenue Growth Target (% Increase Over Fiscal 2011)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink	Cash Bonus Payable to Mr. Marohn

5%	$15,000	$10,000	$15,000
10% or above	$30,000	$30,000	$30,000

*	A prorated cash bonus is payable to each named executive officer in the event revenue growth falls between the 5% and 10% targets.

Operating Income Growth Target (% Increase Over Fiscal 2011)*	Cash Bonus Payable to Mr. Vosotas	Cash Bonus Payable to Mr. Finkenbrink	Cash Bonus Payable to Mr. Marohn

10%	$15,000	$5,000	$10,000
20% or above	$30,000	$20,000	$20,000

*	A prorated cash bonus is payable to each named executive officer in the event operating income falls between the 10% and 20% targets.

In addition to the foregoing, Mr. Vosotas is entitled to a cash bonus in the event the average closing price of the Company’s Common Stock for the five trading days immediately preceding March 31, 2012 exceeds the average closing price for the five trading days immediately preceding April 1, 2011. The table below summarizes the cash bonus payable to Mr. Vosotas based upon an increase in the Company’s stock price over the period indicated:

% Increase in Average Closing Price*	Cash Bonus Payable

10%	$50,000
15%	$75,000
25% or above	$100,000

*	A prorated cash bonus is payable to Mr. Vosotas in the event the increase in the Company’s average closing stock price for the period indicated falls between 10% and 25%.

Equity Awards. Mr. Finkenbrink also received the following equity award under the Company’s Equity Incentive Plan as part of the Fiscal 2012 incentive bonus program: On April 1, 2011, Mr. Finkenbrink was awarded 5,000 shares of restricted stock, which shares will vest on March 31, 2014.

3